UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2013 (March 28, 2013)

EverBank Financial Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35533	52-2024090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave., Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)
Not Applicable
__________________________________________
Former name or former address, if changed since last report

Registrant’s telephone number, including area code	(904) 281-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 28, 2013, EverBank Financial Corp (NYSE: EVER) (the “Company”) closed a private securitization transaction (the “Transaction”) in which a special purpose wholly-owned subsidiary of the Company, EverBank Funding, LLC (“EverBank Funding”), sold approximately $307.4 million of residential mortgage pass-through certificates (the “Offered Certificates”) issued by EverBank Mortgage Loan Trust 2013-1 (the “Trust”) pursuant to a pooling and servicing agreement. The Certificates were offered and sold to qualified institutional buyers pursuant to an exemption from registration under Rule 144A of the Securities Act of 1933 (the “Securities Act”). Unless so registered, the Offered Certificates may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.
In connection with the Transaction, the Company's wholly owned subsidiary, EverBank (“EverBank”), sold, on a servicing-retained basis, certain residential mortgage loans it had originated to unaffiliated purchasers (the “Sellers”). The Sellers subsequently sold such mortgage loans to EverBank Funding, which transferred the mortgage loans to the Trust in exchange for the Offered Certificates and certain non-offered certificates (the “Non-Offered Certificates” and, collectively with the Offered Certificates, the “Certificates”). None of the Certificates were retained by EverBank Funding or any affiliate of EverBank Funding.
The residential mortgage loans will continue to be serviced by EverBank pursuant to the terms of certain underlying servicing agreements and mortgage loan sale agreements. Unaffiliated entities will act as master servicer, securities administrator, trustee and custodian.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EverBank Financial Corp
(Registrant)

By:	/s/ Thomas A. Hajda
	Name:	Thomas A. Hajda
	Title:	Executive Vice President, General Counsel and Secretary

Dated: April 1, 2013